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                     ASSUMPTION OF SUN EMPLOYMENT AGREEMENT


                  For good and valuable consideration, the receipt of which is hereby acknowledged, Synergistic Holdings Corp., a Delaware corporation, hereby assumes and agrees to perform all of the obligations of Salex Holding Corporation under the Pershing Sun Employment Agreement, dated August 4, 1995, between Pershing Sun and Salex Holding Corporation. Dated: September __, 1996

                                            SYNERGISTIC HOLDINGS CORP.


                                            By:/s/ Thomas M. Swartwood
                                               -------------------------------
                                               Name:  Thomas M. Swartwood
                                               Title: President